                                 REVOLVING NOTE

$10,000,000                                              September 25, 1996
                                                         Chicago, Illinois

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of HARRIS TRUST AND SAVINGS BANK at the principal office of Harris Trust and Savings Bank (the "Agent"), in Chicago, Illinois, TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid amount of all Revolving Loans made by the payee to the undersigned pursuant to the Credit Agreement referred to below, such amount to be paid at the times set forth in the Credit Agreement.

         The undersigned further promises to pay interest on the unpaid principal amount of each Revolving Loan evidenced hereby from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rates and at the times set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement dated as of September 25, 1996 (herein, as amended or otherwise modified from time to time, called the "Credit Agreement") between the undersigned, certain financial institutions (including the payee) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note is made under and governed by the internal laws of the State of Illinois.

                                        GIBRALTAR PACKAGING GROUP, INC.


                                        By  /s/ W E Rose
                                        Title President